REAFFIRMATION AND RATIFICATION AGREEMENT


                                                              February 28, 2007
Laurus Master Fund, Ltd.
c/o Laurus Capital Management, LLC
825 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

                  Reference is made to (a) the Security Agreement dated as of June 27, 2005 by and among Thinkpath, Inc., an Ontario corporation ("THINKPATH"), Thinkpath, Inc., an Ohio corporation ("THINKPATH (OH)"), Thinkpath of Michigan Inc., a Michigan corporation ("THINKPATH (MI)"), and Thinkpath Technical Services Inc., a Ohio corporation ("TECHNICAL SERVICES") and Laurus Master Fund, Ltd., a Cayman Islands company ("LAURUS") (as amended, modified and/or supplemented from time to time, the "JUNE 2005 SECURITY AGREEMENT"), (b) the Ontario Subsidiary Guaranty, dated as of June 27, 2005 made by Systemsearch Consulting Services Inc., an Ontario corporation ("SYSTEMSEARCH"), Thinkpath Training Inc., an Ontario corporation ("THINKPATH TRAINING (ON)"), Tidalbeach Inc., an Ontario corporation ("TIDALBEACH"), International Career Specialists Inc., an Ontario corporation ("ICS") and TBM Technologies Inc., an Ontario Corporation ("TBM") in favor of Laurus (as amended, modified or supplemented from time to time, the "ONTARIO SUBSIDIARY GUARANTY"), (c) the Ontario Master Security Agreement dated as of June 27, 2005 made by Thinkpath Training (ON), Tidalbeach, ICS and TBM in favor of Laurus (as amended, modified or supplemented from time to time, the "ONTARIO MASTER SECURITY AGREEMENT"), (d) the US Subsidiary Guaranty, dated as of June 27, 2005 made by Thinkpath Training (US) Inc., a New York corporation ("THINKPATH TRAINING (NY)"), Microtech Professional Inc., a Massachusetts corporation ("MICROTECH") and E-wink, Inc., a New York corporation ("EWINK") in favor of Laurus (as amended, modified or supplemented from time to time, the "US SUBSIDIARY GUARANTY"), (e) the US Master Security Agreement dated as of June 27, 2005 made by Thinkpath Training (NY), Microtech and Ewink in favor of Laurus (as amended, modified or supplemented from time to time, the "US MASTER SECURITY AGREEMENT"), (f) the Stock Pledge Agreement dated as of June 27, 2005 made by Thinkpath, Thinkpath (OH), Thinkpath (MI), Technical Services, Systemsearch, Thinkpath Training (ON), Tidalbeach, ICS, TBM, Thinkpath Training (NY), Microtech and Ewink in favor of Laurus (as amended, modified or supplemented from time to time, the "STOCK PLEDGE AGREEMENT") and (g) the Security Agreement dated as of June 30, 2006 by and among Thinkpath, Thinkpath (OH), Thinkpath
(MI), Technical Services and such other subsidiaries of Thinkpath which hereafter become a party thereto (together with Thinkpath, Thinkpath (OH), Thinkpath (MI) and Technical Services, the "COMPANIES" and, each a "COMPANY"), and Laurus (as amended, modified and/or supplemented from time to time, the "JUNE 2006 SECURITY AGREEMENT") (the June 2005 Security Agreement, the Ontario Subsidiary Guaranty, the Ontario Master Security Agreement, the US Subsidiary Guaranty, the US Master Security Agreement, the Stock Pledge Agreement and the June 2006 Security Agreement, collectively, the "EXISTING SECURITY AND GUARANTY AGREEMENTS"). For purposes hereof, the defined term "CREDIT PARTY" shall mean individually and collectively, each of Thinkpath, Thinkpath (OH), Thinkpath
(MI), Technical Services, Systemsearch, Thinkpath Training (ON), Tidalbeach, ICS, TBM and Thinkpath Training (NY).

         WHEREAS, Thinkpath, Thinkpath (OH), Thinkpath (MI), Technical Services (collectively, the "BORROWERS") and Laurus have agreed to increase the stated amount of that certain Secured Revolving Note, made by the Borrowers as of June 30, 2006, jointly and severally, in favor of Laurus (as amended, modified or supplemented from time to time) from $3,500,000 to $3,650,000 (the "INCREASED REVOLVING NOTE"); and

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration , the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. REAFFIRMATION AND RATIFICATION. To induce Laurus to agree to increase of the stated amount set forth in the Increased Revolving Note, each Credit Party hereby jointly and severally:

         (a) represents and warrants to Laurus that it has reviewed and approved the terms and provisions of the Increased Revolving Note and the documents, instruments and agreements entered into in connection therewith;

         (b) acknowledges, ratifies and confirms that all indebtedness incurred by, and all other obligations and liabilities of, each Company under the Increased Revolving Note are (i) "Obligations" under, and as defined in the June 2005 Security Agreement, (ii) "Obligations" under, and as defined in the Ontario Subsidiary Guaranty, (iii) "Obligations" under, and as defined in, the Ontario Master Security Agreement, (iv) "Obligations" under, and as defined in the US Subsidiary Guaranty, (v) "Obligations" under, and as defined in, the US Master Security Agreement, (vi) "Obligations" under, and as defined in, the Stock Pledge Agreement and (vii) "Obligations" under, and as defined in the June 2006 Security Agreement;

         (c) acknowledges, ratifies and confirms that Increased Revolving Note is (x) an "Ancillary Agreement" under, and as defined in, each of the June 2005 Security Agreement and June 2006 Security Agreement and (y) a "Document" under, and as defined in, each of the Ontario Subsidiary Guaranty, the Ontario Master Security Agreement, the US Subsidiary Guaranty, the US Master Security Agreement and the Stock Pledge Agreement;

         (d) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security and Guaranty Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the Increased Revolving Note;

         (e) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned's obligations under any Existing Security and Guaranty Agreement or the Increased Revolving Note and the Existing Security and Guaranty Agreements shall continue to constitute valid security for the obligations of each Credit Party to Laurus under and pursuant to the Existing Security and Guaranty Agreements and the Increased Revolving Note; and


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


         (f) acknowledges, ratifies and confirms the grant by such Credit Party to Laurus of a security interest in the assets of (including the equity interests owned by) such Credit Party, as more specifically set forth in the Existing Security and Guaranty Agreements and that each Existing Security and Guaranty Agreement constitutes legal, valid and binding obligations of each Credit Party party thereto, enforceable against each such Credit Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforceability of creditors' rights.

         2. MISCELLANEOUS. This Reaffirmation shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS REAFFIRMATION SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Reaffirmation may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Reaffirmation shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Reaffirmation which shall remain binding on all parties hereto.

         5. ANCILLARY AGREEMENTS. From and after the execution and delivery hereof by the parties hereto, this Reaffirmation shall constitute an "ANCILLARY AGREEMENT" for all purposes of the Loan Documents.

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



                                      Very truly yours,

                                      THINKPATH INC., AN ONTARIO CORPORATION


                                      BY:
                                      NAME:
                                      TITLE:
                                      ADDRESS:



                                      THINKPATH INC., AN OHIO CORPORATION


                                      BY:
                                      NAME:
                                      TITLE:
                                      ADDRESS:



                                      THINKPATH OF MICHIGAN INC.,
                                      A MICHIGAN CORPORATION


                                      BY:
                                      NAME:
                                      TITLE:
                                      ADDRESS:


                                      THINKPATH TECHNICAL SERVICES INC.,
                                      AN OHIO CORPORATION


                                      BY:
                                      NAME:
                                      TITLE:
                                      ADDRESS:



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



                                      SYSTEMSEARCH CONSULTING SERVICES INC.,
                                      AN ONTARIO CORPORATION


                                      BY:
                                      NAME:
                                      TITLE:
                                      ADDRESS:

                                      THINKPATH TRAINING INC.,
                                      AN ONTARIO CORPORATION


                                      BY:
                                      NAME:
                                      TITLE:
                                      ADDRESS:


                                      TIDALBEACH INC., AN ONTARIO CORPORATION



                                      BY:
                                      NAME:
                                      TITLE:
                                      ADDRESS:



                                      THINKPATH TRAINING (US) INC.,
                                      A NEW YORK CORPORATION




                                      BY:
                                      NAME:
                                      TITLE:
                                      ADDRESS:



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



                                      INTERNATIONAL CAREER SPECIALISTS INC.,
                                      AN ONTARIO CORPORATION



                                      BY:
                                      NAME:
                                      TITLE:
                                      ADDRESS:





                                      TBM TECHNOLOGIES INC.,
                                      AN ONTARIO CORPORATION





                                      BY:
                                      NAME:
                                      TITLE:
                                      ADDRESS:






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



ACKNOWLEDGED AND AGREED TO BY:


LAURUS MASTER FUND, LTD.


BY: /s/ EUGENE GRIN
    --------------------
    NAME:  Eugene Grin
    TITLE: Director


















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